Exhibit 4(c)

                 RIGHTCHOICE MANAGED CARE, INC.
           AMENDED AND RESTATED NONEMPLOYEE DIRECTORS'
             NONQUALIFIED DEFERRED COMPENSATION PLAN


     WHEREAS,  RightCHOICE  Managed  Care,  Inc.  ("RightCHOICE")
maintains   the   RightCHOICE  Managed  Care,  Inc.   Nonemployee
Directors' Nonqualified Deferred Compensation Plan (the  "Plan");
and

     WHEREAS, RightCHOICE previously adopted an INVESCO prototype plan document for the Plan and now desires to amend and restate the Plan in its entirety, effective July 1, 2000;

     NOW, THEREFORE, in the exercise of the power provided for in
Section 7.1 of the Plan, RightCHOICE hereby amends and restates the Plan in its entirety, effective July 1, 2000, so that it will read as follows:

                            SECTION 1
                           DEFINITIONS

     The following terms when used in this Plan shall have the meanings hereinafter indicated in this Section 1:

     1.1. Administrator - shall mean a committee appointed by the Board to administer the Plan.

     1.2. Beneficiary - shall mean the person or persons
(concurrently, contingently or successively), including a trust, designated as such in accordance with Section 5 of this Plan.

     1.3. Board - shall mean the Board of Directors of RightCHOICE Managed Care, Inc.

     1.4. Change in Control - shall mean execution of an agreement providing for "a change in the ownership" of RightCHOICE, "a change in the effective control" of RightCHOICE, or "a change in the ownership of a substantial portion of the assets" of RightCHOICE, as such terms are defined in the Proposed Treasury Regulations under Code Section 280G.

     1.5. Code - shall mean the Internal Revenue Code of 1986, as amended, and as it may be amended hereafter from time to time.

     1.6. Deferral Election - shall mean the election made by a Participant pursuant to the provisions of Section 2.1 hereof, such election consisting of the following two elements: (i) the Participant's election to participate in the Plan and to defer Retainer Fees and/or Meeting Fees; and (ii) the Participant's election as to the form of distribution of his Deferred Fees from the Plan.

     1.7. Deferred Fees - shall mean those Retainer Fees and/or Meeting Fees with respect to the payment of which a Participant elects to defer until such time as he incurs a Termination of Service, all as more particularly set forth in Section 2.1 hereof.

     1.8. Fee Date - shall mean the date that a Retainer Fee or Meeting Fee otherwise would have been payable to a Participant if he had not elected to become a Participant in this Plan.

     1.9. Meeting Fees - shall mean all compensation (excluding Retainer Fees) paid by RightCHOICE (or any Subsidiary) to a Nonemployee Director for his attendance at Board meetings and Board committee meetings, meetings of the Board of Directors of a Subsidiary or Committee meetings of the Board of Directors of a Subsidiary. Meeting fees are divided into two subparagraphs; Board Meeting Fees and Committee Meeting fees.

     1.10. Nonemployee Director - shall mean any person serving on the Board of RightCHOICE or the Board of Directors of a Subsidiary who is not an employee of RightCHOICE or of any Subsidiary.

     1.11. Participant - shall mean a Nonemployee Director who elects to participate in the Plan pursuant to the provisions of
Section 2.1 hereof.

     1.12. Plan - shall mean the RightCHOICE Managed Care, Inc. Nonemployee Directors' Nonqualified Deferred Compensation Plan.

     1.13.     RightCHOICE - shall mean RightCHOICE Managed Care, Inc.

     1.14. Retainer Fees - shall mean the annual compensation paid by RightCHOICE (or any Subsidiary) to a Nonemployee Director for his service as a member of the Board or as a member of the Board of Directors of a Subsidiary.

     1.15.     Stock - shall mean RightCHOICE Managed Care, Inc.
Class A Common Stock or any class of Common Stock into which such Class A Common Stock may be converted.

     1.16. Subsidiary - shall mean any corporation in which RightCHOICE owns 50% or more of the voting stock or the voting power.

     1.17. Termination of service - shall mean a Participant's termination of service as a member of the Board of Directors of RightCHOICE or the Board of Directors of a Subsidiary for whatever reason, including by virtue of the Participant's retirement, death or disability.

     1.18. Valuation Date - shall mean each business day of the Plan Year.

                            SECTION 2
                       DEFERRAL ELECTIONS

     2.1. Election to Participate in the Plan/Deferral Election. Each Nonemployee Director may elect to participate in the Plan by executing and delivering to the Administrator a Deferral Election
on  a  form  provided  by  the Administrator.   On  the  Deferral
Election form, the Non-Employee Director shall indicate: (i) his election to defer all of his Retainer Fees and/or all of his Meeting Fees; and (ii) whether his Deferred Fees shall be payable in the form of cash or in the form of Stock at such time as the Participant (or his Beneficiary, as the case may be) is entitled to a distribution of his Deferred Fees in accordance with the provisions of Section 4 hereof.

     2.2. Effective Date of Deferral Election.  A Participant's
Deferral Election shall become effective as of the January 1 of the calendar year following the calendar year in which the Deferral Election is made.

     2.3. Duration of Deferral Election. A Deferral Election shall remain in effect for the calendar year with respect to which it is initially made. A separate Deferral Election must be completed for each Plan Year in which a Participant makes deferrals under the Plan.

                            SECTION 3
                        OPERATION OF PLAN

     3.1. Establishment of Accounts. Two bookkeeping accounts shall be established under the Plan in the name of each Participant as follows: (i) a Deferred Cash Account; and (ii) a Stock Unit Account. These accounts are for bookkeeping entries only, and no cash or Stock shall actually be allocated to any account established or maintained in the name of any Participant under the Plan.

     In  the  event a Participant elects to receive his  Deferred
Fees solely in cash, only his Cash Account shall be active.

     3.2. Crediting Deferred Fees and Other Amounts to Accounts.

          (A) Deferred Cash Account. If in the Participant's Deferral Election, the Participant elects to receive his Deferred Fees from the Plan in the form of cash, his Deferred Fees shall be credited to his Deferred Cash Account on the last business day of the month in which occurs the Fee Date with respect to each Retainer Fee or Meeting Fee or as soon as practicable thereafter.

            The Administrator will establish at least four investment funds for the Plan. The amount in the Deferral Cash Account of a Participant will be invested in such funds, based on the investment preferences expressed by the Participant.

          A Participant's Deferral Cash Account shall be credited with any gains or losses realized on the investments comprising such Deferral Cash Account as of each Valuation Date. A Participant' Account shall be charged with all expenses incurred in connection with the investment and reinvestment of the assets comprising any such Deferral Cash Account.

          (B) Stock Unit Account. If in the Participant's Deferral Election, the Participant elects to receive his Deferred Fees from the Plan in the form of Stock, his Deferred Fees shall be converted into "Stock Units" and credited to his Stock Unit Account as of the Fee Date with respect to each Retainer Fee or Meeting Fee.

          The number of Stock Units (including fractional shares of Stock Units) credited to a Participant's Stock Unit Account as of any applicable Fee Date shall be equal to the quotient of (i) the amount of the Retainer Fee and/or Meeting Fee that otherwise would have been payable on the subject Fee Date, divided by (ii) the reported closing price per share of Stock on the New York Stock Exchange as of the subject Fee Date.

          (C) Dividends and Stock Splits. Any cash dividend the Participant would have received from time to time had he been the owner of record with respect to the number of shares of Stock equal to the number of Stock Units in his Stock Unit Account on the date such dividends are awarded shall be credited to the Participant's Deferred Cash Account and shall accrue gains or losses in the manner set forth in Section 3.2(A) above.

          In the event of a stock split or a stock dividend with respect to the Stock, Stock Units (including fractional shares of Stock Units) shall be credited to the Participant's Stock Unit Account in an amount equal to the number of shares of Stock (including fractional shares of Stock) that the Participant would have received from time to time had he been the owner of record of Stock equal to the number of Stock Units in his Stock Unit Account on the date such stock split or stock dividend is paid.

     3.3. No Voting Rights. No Participant shall have any voting rights with respect to any Stock Units in his Stock Unit Account.

                            SECTION 4
                    DISTRIBUTION OF ACCOUNTS

     4.1. Distribution of Accounts Upon Termination of Service. In the event a Participant incurs a Termination of Service, such Participant (or his legal representative or Beneficiary, as the case may be) shall be entitled to distribution of the balance of the Participant's Account beginning in January of the calendar year following the Participant's Termination of Service.

     4.2. Manner of Payment of Deferred Cash Account Balance. A Participant may elect to receive the value of his Deferred Cash Account in one lump-sum payment or annual installment payments over a period up to five (5) years, commencing January of the calendar year following the Participant's Termination of Service. If the Participant elections to receive a lump-sum payment, the distribution will be in an amount equal to the value of the Deferred Cash Account as of the Valuation Date immediately preceding the date of distribution. If a Participant elects to receive annual installments, the amount of each distribution will be equal to the balance of the Participant's Deferred Cash Account as of the Valuation date immediately preceding the distribution date divided by the number of installments remaining to be paid. Notwithstanding the preceding sentence, unless a Change in Control has occurred, the Administrator may, in its sole discretion, defer any distribution of the balance of the Participant's Deferred Cash Account for up to 24 months or distribute an amount equal to the balance of the Participant's Deferred Cash Account in up to five annual installments.

     The payment of any amounts deferred in accordance with the preceding paragraph shall continue to be credited with gains or losses as provided in Section 3.2(A) until the balance of the Deferred Cash Account has been completely distributed. If the Participant shall die before receiving the entire balance of his Deferred Cash Account, such remaining balance shall be paid to the Participant's Beneficiary.

     4.3. Manner of Distribution of Stock Unit Account. A Participant may elect to receive the balance of his stock Unit Account in shares of Stock in a single distribution or in a series of distributions over a period up to five (5) years; commencing
January   of   the  calendar  year  following  the  Participant's
Termination of Service. If the Participant elects to receive a lump-sum distribution the distribution will be RightCHOICE shares of Stock commensurate in number with the number of Stock Units credited to the Participant's Stock Unit Account as of the date of the Participant's Termination of Service. If a Participant elects to receive annual installments, the amount of each distribution will be RightCHOICE shares of Stock commensurate in
number   with  the  number  of  Stock  Units  credited   to   the
Participant's Stock Unit Account as of the date immediately preceding the date of distribution divided by the number of installments remaining to be paid. The Participant may only receive full shares of Stock in any distribution of benefits from the Stock Unit Account and the Company will pay in cash the value of any fractional share of Stock held in the Participant's Stock
Unit Account as of the date of the final distribution from his Stock Unit Account.

     4.4. Source of Payment of Deferred Fees. RightCHOICE shall be responsible for the payment of all benefits provided under the Plan. RightCHOICE may establish one or more trusts, with such trustees as the Board or the Administrator may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of RightCHOICE's creditors in the event of insolvency. To the extent any benefits provided under the Plan are actually paid from any such trust, RightCHOICE shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of and shall be paid by RightCHOICE.

                            SECTION 5
                          BENEFICIARIES

     5.1. The Participant shall file with the Administrator, on a form provided by the Administrator designation of the Beneficiary or Beneficiaries to whom any benefits payable hereunder shall be paid in the event of the Participant's death prior to receiving all Deferred Fees. Such designation may be revoked in writing by the Participant at any time and a new Beneficiary may be appointed in writing on the form provided by the Administrator
for  such  purpose.   In  the absence of  such  appointment,  the
Beneficiary shall be such Participant's spouse, or if none, the legal representative of the Participant's estate.

                            SECTION 6
              ADMINISTRATION AND CLAIMS OF THE PLAN

     6.1. Administrators Authority.  The Administrator shall have the
responsibility  and  authority  to  control  the  operation   and
administration of the Plan, and may construe the Plan, and its constructions thereof and action thereon in good faith shall be
final   and  conclusive.   The  Administrator  shall  have   full
authority,  in  its sole discretion, to interpret this  Plan  and
determine  any  and  all  matters  whatsoever  relating  to   the
administration of this Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of such expediency. All actions of the Administrator shall
be   made  or  result  from  uniform  standards  applied   in   a
nondiscriminatory   manner  with  respect  to   all   Nonemployee
Directors,  Participants  and Beneficiaries.   The  Administrator
shall not be liable for any action or determination taken or made in good faith with respect to the Plan.

     6.2. Denial of Benefit. Any Participant or Beneficiary who believes that he is being denied a benefit provided under the Plan may file a written request for such benefit with RightCHOICE setting forth his claim. If the claim is denied, RightCHOICE shall provide a written response to such Participant or Beneficiary.

                            SECTION 7
       AMENDMENT, TERMINATION OR MODIFICATION OF THE PLAN

     7.1. Amendment, Termination and Modification. The Plan may be amended or terminated by the Board at any time, provided that no such action shall diminish or impair any right to compensation or interest which shall have accrued hereunder to a Participant, or Beneficiary as the case may be, prior to such amendment or termination. Upon termination of the Plan, Participants will be deemed to have voluntarily terminated their participation under the Plan as of the date of such termination. Meeting Fees and Retainer Fees shall prospectively cease to be deferred for the then Plan Year and RightCHOICE will pay to each Participant the
value   of  each  of  the  Participant's  Accounts  as  soon   as
practicable but no later than seven (7) days after the effective date of the termination of the Plan.

     7.2. Change in Control. If RightCHOICE incurs a Change in Control, and following the closing of such event the succeeding or continuing corporation is not obligated to, or does not agree to, assume, discharge and continue the obligation of RightCHOICE under this Plan, this Plan shall immediately terminate and all amounts accrued hereunder shall be paid to the Participants or their Beneficiaries, as the case may be, within seven (7) days after such termination of the Plan.

                            SECTION 8
                      MISCELLANEOUS RIGHTS

     8.1. No Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between RightCHOICE and any Nonemployee Director. Nothing herein contained shall be deemed to give to any Nonemployee Director the right to be retained as a Nonemployee Director of RightCHOICE or to interfere with the right of the stockholders of RightCHOICE to discharge any Nonemployee Director at any time, nor shall it be deemed to give RightCHOICE the right to require any Nonemployee Director to continue to render services in such capacity, nor shall it interfere with the Nonemployee Directors right to terminate his services as such at any time.

     8.2. Rights Under Plan Unsecured. Any rights accruing to a Participant, or Beneficiary, as the case may be, under the Plan shall be solely those of an unsecured general creditor of RightCHOICE. Nothing contained in the Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a pledge, or a fiduciary relationship between RightCHOICE or the Administrator and the Participant or Beneficiary or any other person. Nothing herein shall be construed to require RightCHOICE or the Administrator to maintain any fund or segregate any amount for the benefit of any Participant or Beneficiary. All amounts accrued under the Plan, including earnings thereon, shall be payable from the general assets of RightCHOICE.

     8.3. Benefits Nonassignable. No right or interest of any Participant under this Plan shall be subject to anticipation, assignment, pledge, or charge, in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy garnishment, attachment, pledge, bankruptcy or any other manner, but excluding devolution by death or pursuant to a qualified domestic relations order, and any attempt to anticipate, assign, pledge or charge any such right or interest shall be void and no right or interest of any Participant under this Plan shall be liable for, or subject to, any obligation or liability or tort of such Participant.

     8.4. Participant Incapacity. If any person entitled to a distribution under the Plan is deemed by the Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a payment for the account of such person and a discharge of liability (to the extent of the distribution) of the Administrator, RightCHOICE and the Plan therefor.

                            SECTION 9
                         TAX WITHHOLDING

     9.1. The Participant shall be responsible for payment of any taxes due with respect to amounts deferred pursuant to this Plan. RightCHOICE shall have the right to deduct from a Participant's Retainer Fees and Meeting Fees any taxes required by law to be withheld with respect to such deferred amounts and shall have the right to deduct in connection with all benefits payable under the Plan any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. Notwithstanding anything herein to the contrary, if the Participant is entitled to receive Stock pursuant to this Plan and RightCHOICE determines that it is required to withhold any tax as a result, then RightCHOICE shall be under no obligation to deliver such Stock to the Participant (or the Participant's Beneficiary (s)) unless and until it shall have received from the Participant (or the Participant's Beneficiary(s)) an amount equal to the amount required to be withheld. RightCHOICE shall, in its sole discretion, determine whether it is required to withhold any tax and, if so required, the amount of the required withholding. The Administrator shall have the sole discretion to adopt procedures requiring the Participant to tender Stock to satisfy RightCHOICE's withholding obligation, if any, with respect to distributions of Stock pursuant to this Plan.

                           SECTION 10
                   GOVERNING LAW AND EXPENSES

     10.1. Gender. Wherever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

     10.2. Expenses of Plan Administration. All expenses of administering the Plan shall be paid by RightCHOICE except as expressly provided herein to the contrary.

     10.3. Governing Law. The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Missouri, and is effective as of the date the Plan is executed below.

     IN WITNESS WHEREOF, RightCHOICE has caused this Amendment and Restatement of the Plan to be adopted as of the 30th day of November, 2000.

                                    RightCHOICE   Managed   Care, Inc.

                                    By: /s/ Angela F. Braly

                                    Title: Executive Vice President,
                                           General Counsel and Corporate
                                           and Secretary